FORM OF PROXY

DELTA NATURAL GAS COMPANY, INC.
Holders of Common Stock
Appointment of Proxy

For the Annual Meeting of Shareholders
To Be Held November 18, 2010 at 10:00 a.m.
at the Principal Office of the Company at
3617 Lexington Road, Winchester, Kentucky

The undersigned hereby appoints Glenn R. Jennings and John B. Brown, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held November 18, 2010 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.

This proxy is solicited on behalf of the Board of Directors, which recommends votes FOR both items.  It will be voted as specified.  If not specified, the shares represented by this proxy will be voted FOR both items.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.

DELTA NATURAL GAS COMPANY, INC.

Using a black ink pen, mark your votes with                                                                                     ☒
an X as shown in this example.  Please do not
write outside the designated areas.
_____________________________________________________________________________________

Annual Meeting Proxy Card
_____________________________________________________________________________________

Please fold along the perforation, detach and return the bottom portion in the enclosed envelope.
--------------------------------------------------------------------------------------------------------------------------------

A.	Proposals – The Board of Directors recommends a vote FOR Proposal 1 and FOR all of the nominees listed.

		For	Against	Abstain
1.	Ratification of the Appointment of Deloitte & Touche
	LLP as Delta's Independent Registered Public Accounting Firm	*	*	*
2.           Election of Directors:

For Withhold
Linda K. Breathitt*	* *

For Withhold
Lanny D. Greer*	* *

* Each for three year term expiring in 2013.

B.	Non-Voting Items
Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name(s) appears hereon.   Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.